Exhibit 99.1

China Pharma Holdings, Inc.
Audit Committee Charter

Article I.     Purposes

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of China Pharma Holdings, Inc. (the “Company”) has been appointed by the Board for the purpose of overseeing:

1.	the Company’s accounting and financial reporting processes;

2.	the Company’s internal control over financial reporting;

3.	the audits of the Company’s financial statements;

4.	the Company’s compliance with legal and regulatory requirements relating to financial reporting;

5.	the selection, engagement, qualifications and independence of the Company’s independent auditors; and

6.	the performance of the Company’s internal audit function and its independent auditors.

The Committee is also charged with making regular reports to the Board and preparing any reports that may from time to time be required by the rules of the Nasdaq Stock Market, Inc. (“NASDAQ”) or the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement or annual report on Form 10-K.

Article II.      Membership

The Committee shall consist of no fewer than three members of the Board. Prior to their election and annually thereafter, the members of the Committee shall each have been affirmatively determined by the Board (i) not to be an officer or employee of the Company, (ii) to have no relationship that would interfere with their exercise of independent judgment in carrying out the responsibilities of a director and (iii) to be “independent” under (x) the rules of NASDAQ and (y) the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder (collectively, the “Exchange Act”), except as permitted by such independence rules of NASDAQ and under the Exchange Act.
In addition:

1.

No member shall have participated in the preparation of the financial statements of the Company or any then-current subsidiary of the Company at any time during the three years preceding the date of the annual determination of independence;

2.

Each member of the Committee shall be “financially literate” as determined by the judgment of the Board, which shall include being able to read and understand financial statements, including the Company’s balance sheet, income statement and cash flow statement; and

3.

At least one member of the Committee shall, in the judgment of the Board, (a) have past employment experience in finance or accounting, requisite professional certification in accounting, or some comparable experience or background that results in the member’s financial sophistication, in accordance with the NASDAQ rules and (b) be an “audit committee financial expert” within the meaning of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act.

Each member of the Committee shall first be nominated by the Board Committee and then appointed by all the Board members,and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation, retirement or removal from the Committee or the Board. The members of the Committee may be removed from the Committee at any time, with or without cause, by majority vote of the Board.

The Board shall elect a Chairperson of the Committee. The Chairperson of the Committee shall chair all regular and special sessions of the Committee, be responsible for scheduling regular and special meetings of the Committee and set the agendas for Committee meetings. This Chairperson shall serve until the expiration of his or her term or until his or her earlier resignation, retirement or removal from the Committee or the Board. If the Chairperson is absent from a particular meeting, another member of the Committee shall serve as chairperson for purposes of that meeting.

The Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

Article III.      Meetings

The Committee shall meet at least four times per year. Additional meetings may occur as the Committee or its Chairperson deem advisable. As part of the Committee’s oversight function, the Committee shall meet with the Company’s independent auditors and management at least quarterly to review the Company’s financial statements. The Committee (1) may meet separately in executive session with (a) the Company’s Director of Internal Audit, (b) the Company’s independent auditors, (c) members of management, (d) non-management members of the Board who are not members of the Committee or (e) any other persons the Committee deems appropriate to discuss any matters that any member of the Committee or any other such individual or group believes should be discussed privately and (2) shall meet separately in executive session at least annually with each of (x) the Company’s Director of Internal Audit, (y) the Company’s Chief Financial Officer and (z) the Company’s independent auditors. In addition, the Committee may exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

A majority of Committee members shall constitute a quorum for the conduct of business at a meeting of the Committee. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Committee may meet by telephone or videoconference and may take action by unanimous written consent to the fullest extent permitted by the Delaware General Corporation Law.

The Committee will cause to be kept adequate minutes of all its proceedings and will report its actions to the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent.

Article IV.       Authority

The Committee shall have the resources and authority necessary to discharge its duties and responsibilities as it deems appropriate. In connection therewith, the Committee shall have:

1.	Such unrestricted access to Company personnel, records and documents as is necessary to carry out its responsibilities;

2.

The sole authority to retain, compensate, evaluate and terminate the Company’s independent auditors and to retain independent legal counsel or other outside advisors, including other auditors or accountants, as the Committee determines necessary to carry out its duties; and

3.

The Company shall provide the appropriate funding, as determined by the Committee, (i) for payment of compensation (A) to the independent auditors for purposes of preparing or issuing an audit report and performing their audit review and attest services for the Company, and (B) to any advisors employed by the Committee, and (ii) for the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties

Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Committee will take all necessary steps to preserve the privileged nature of those communications.

Article V.       Responsibilities and Duties

The Committee shall have the following responsibilities and duties:

A.  Independent Auditors

1.

The Committee shall have sole authority to appoint and terminate the Company’s independent auditors. The Committee shall also be responsible for setting the compensation and retention terms for, and overseeing and evaluating the performance of, the Company’s independent auditors with respect to audit, review or attestation services. The Company’s independent auditors shall report directly to the Committee.

2.

The Committee shall have sole authority and responsibility to approve in advance (a) the retention of independent auditors for the performance of all audit and lawfully permitted non-audit services and (b) the fees to be paid for such services. Pre-approval of non-audit services (other than review and attestation services) will not be required if such services fall within exceptions established by the SEC.

3.

The Committee shall ensure that it receives from the independent auditors all written disclosures, statements and letters required by Independence Standards Board Standard 1 delineating all relationships between the independent auditors and the Company. The Committee shall discuss with the Company’s independent auditors their independence, including any disclosed relationships or services that may impact the auditors’ objectivity and and independence. If deemed appropriate by the Committee, the Committee shall either take, or recommend that the Board take, appropriate action to oversee the independence of the Company’s outside auditor and in response to the independent auditors’ report, to satisfy itself of the auditors’ independence. The Committee shall also confirm with the Company’s independent auditors that the independent auditors rotate (a) the lead (or coordinating) audit partner of the audit team as well as the concurring or reviewing partner at least once every five years and (b) any other audit team members within any applicable period required under Regulation S-X under the Securities Act and the Exchange Act. Additionally, in order to ensure continuing auditor independence, the Committee shall periodically consider whether to rotate

4.

On at least an annual basis, the Committee shall evaluate the qualifications, independence and performance of the Company’s independent auditors. This evaluation and review shall include a review of the lead audit partner.

5.	The Committee shall recommend to the Board a policy regarding the hiring of employees or former employees of the Company’s independent auditors.

6.	On at least an annual basis, the Committee shall obtain assurance from the Company’s independent auditors that no acts required to be reported under Section 10A(b) of the Exchange Act have arisen.

B.   Audit and Accounting Process

1.

The Committee shall review and discuss with the Company’s independent auditors reports that the independent auditors are required to provide to the Committee relating to significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including, among other things, (a) all critical accounting policies and practices used, (b) all alternative treatments of financial information within U.S. generally accepted accounting principles (“GAAP”) that have been discussed with management, the ramifications of such treatments and the treatment preferred by the Company’s independent auditors and (c) any material written communications between the Company ’s independent auditors and management.

2.

The Committee shall inquire as to whether there was any significant difference of opinion or disagreement between management and the Company’s independent auditor in connection with the preparation of the Company’s audited financial statements and review with the independent auditors any audit problems or difficulties (including any restrictions on the scope of activities or access to required information) and management’s responses to such problems or difficulties.

3.

To the extent required by applicable law or the NASDAQ rules, the Committee shall discuss with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees” (“SAS 61”). SAS 61 requires that independent auditors provide audit committees with such additional information regarding the scope and results of outside audits as may be necessary to assist such committees in overseeing the financial reporting and disclosure process for which management is responsible. To ensure that all matters required to be discussed by SAS 61 have already been discussed pursuant to the other provisions of this Charter, the Committee may ask the Company’s independent auditors to advise them as to whether the requirements of SAS 61 have been satisfied.

C.   Financial Reporting Process

1.

The Committee shall review with members of management and discuss with the Company’s independent auditors the annual audited financial statements to be included in the Company’s annual reports on Form 10-K (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) prior to the filing of each Form 10-K.

2.

The Committee shall review with members of management and discuss with the Company’s independent auditors the quarterly financial statements to be included in the Company’s quarterly reports on Form 10-Q prior to the filing of each Form 10-Q.

3.

The Committee shall review with members of management and discuss with the Company’s independent auditors any registration statement of the Company that contains new or pro forma financial information prior to the initial filing of such registration statement with the SEC. The Chairperson of the Committee or a quorum of the Committee may represent the entire Committee for the purpose of these reviews.

4.

The Committee shall discuss with management financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be general (i.e., the types of information to be disclosed and the type of presentation to be made) and do not necessarily need to be held in advance of each release or presentation.

5.

The Committee shall discuss with management (i) any significant financial reporting issues and judgments made in the preparation of the Company’s financial statements and (ii) any changes in the Company’s accounting policies and procedures.

D.     Approval of Disclosure and Non-Audit Services

1.

The Committee shall pre-approve any permissible non-audit services to be provided by the Company’s independent auditors on behalf of the Company that do not fall within any exception to the pre-approval requirements established by the SEC. The Committee may delegate to one or more members the authority to pre-approve permissible non-audit services, but any such delegate or delegates must present their pre-approval decisions to the Committee at its next meeting. In the event that any permissible non-audit services are approved by the Committee or a delegate or delegates thereof, the Committee shall take steps to ensure that such approval is appropriately disclosed in the Company’s periodic reports filed with the SEC to the extent such disclosure is required.

2.

The Committee shall ensure that Company’s independent auditors are not engaged to perform for the Company any of the non-audit services set forth on Exhibit A hereto or any other services that applicable law prohibits independent registered public accounting firms from performing for their audit clients.

E.     Whistleblower Procedures

1.

The Committee shall establish and maintain procedures for the receipt, retention, and treatment of complaints received by the Company regarding (a) accounting, (b) internal accounting controls and (c) auditing matters.

2.	The Committee shall establish procedures for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

F.      Disclosure Controls and Procedures

1.

The Committee shall discuss periodically with members of management and the Company’s independent auditors the adequacy of the Company’s disclosure controls and procedures, including applicable internal controls and procedures for financial reporting and changes in internal controls designed to address any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees that are reported to the Committee.

2.

The Committee shall review with management, and discuss with the Company’s independent auditors: (a) the annual report of management affirming management’s responsibility for establishing and maintaining internal control over financial reporting and assessing the effectiveness of the Company’s internal control over financial reporting and (b) the independent auditors’ report on, and attestation of, management’s report when those reports are required by SEC or NASDAQ rules.

G.      Compliance Matters

1.

The Committee shall have oversight and responsibility for the Company’s compliance with applicable laws and regulations relating to the Company’s financial reporting. The Committee may obtain advice and assistance, as needed, from internal or external legal counsel, accounting firms or other advisors, with the sole authority to retain, terminate and negotiate the terms and conditions of the engagement.

H.      Evaluation of Performance

1.	The Committee shall annually evaluate its own performance and deliver a report to the Board setting forth the results of the evaluation.

2.	The Committee shall annually review re-assess the adequacy of this Charter and submit any recommended changes to the Board for its approval.

3.	The Committee shall, through its Chairperson, regularly report to the Board on the Committee’s activities and actions.

I.      Other Compliance

1.	The Committee shall meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

2.	The Committee shall establish procedures for the approval of and approve the entry of the Company into any and all “related party transactions” between the Company and any executive officer or director that would potentially require disclosure pursuant to Item 404 of Regulation S-K under the Securities Act.

3.	The Committee shall publish this Charter in accordance with applicable SEC and NASDAQ rules.

4.	The Committee shall perform any other activities consistent with this Charter, the Company’s bylaws and applicable law as the Committee or the Board deems necessary or appropriate.

Article VI.     Explanatory Note

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to ensure that the Company complies with laws and regulations and its policies and procedures. The Company’s financial statements are the responsibility of management. The Company’s independent auditors are responsible for planning and conducting audits to determine whether the Company’s financial statements fairly present, in all material respects, the financial position of the Company.

Chairman of the Audit committee :______________________________

Exhibit A

Under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Company’s independent auditors cannot contemporaneously provide any of the following non-audit services to the Company:

(1)	bookkeeping or other services related to accounting records or financial management;

(2)	financial systems design and implementation;

(3)	appraisal or valuation services or fairness opinions;

(4)	actuarial services;

(5)	internal audit outsourcing services;

(6)	management functions or human resources;

(7)	broker or dealer, investment advisor or investment banking services;

(8)	legal services and expert services unrelated to the audit; or

(9)	any other service determined to be impermissible by the Public Company Accounting Oversight Board established pursuant to Sarbanes-Oxley.

A-1